Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF CANNLABS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q /A of CannLabs, Inc. (the “Company”) for the period ended June 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), I, Scott A. McPherson, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18 , 2014	/s/ Scott A. McPherson
Scott A. McPherson
Chief Financial Officer